UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 23, 2023
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)
377 Simarano Drive
Marlborough, Massachusetts 01752
(Address of Principal Executive Offices, including Zip Code)

(508) 373-1100
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IPGP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 23, 2023, IPG Photonics Corporation (the “Company”) filed an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware, which became effective upon filing. The Amendment provides for the elimination of monetary liability of certain executive officers for breaches of their duty of care in certain circumstances, as permitted pursuant to recent Delaware General Corporation Law amendments.

A copy of the Certificate of Amendment is filed herewith as Exhibit 3.1 and incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 23, 2023. Below are the final voting results for the Annual Meeting:

1.    Election of ten Directors

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Gregory Beecher	42,635,202	378,231	22,752	1,679,268
Michael Child	41,968,149	1,044,243	23,793	1,679,268
Jeanmarie Desmond	42,762,668	250,589	22,928	1,679,268
Gregory Dougherty	42,710,490	301,997	23,698	1,679,268
Eric Meurice	42,305,604	706,607	23,974	1,679,268
Natalia Pavlova	42,464,201	547,987	23,997	1,679,268
John Peeler	40,664,181	2,210,600	161,404	1,679,268
Eugene Scherbakov, Ph.D.	42,784,051	228,632	23,502	1,679,268
Felix Stukalin	42,535,393	477,962	22,830	1,679,268
Agnes Tang	42,833,337	180,830	22,018	1,679,268

2.    Advisory vote to approve our executive compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,700,668	1,292,734	42,783	1,679,268

3.    Advisory vote to approve the frequency of advisory approval of our executive compensation

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
41,704,758	25,990	1,284,996	20,441	1,679,268

In light of these results and in accordance with its recommendation in the Definitive Proxy Statement for the Annual Meeting, the Company’s Board of Directors determined that the Company will hold future advisory “Say-on-Pay” votes on an annual basis until the occurrence of the next advisory vote on the frequency of “Say-on-Pay” votes. The next advisory vote regarding the frequency of Say-on-Pay votes is required to occur no later than the Company’s 2029 Annual Meeting of Stockholders.

4.    To amend the IPG Photonics Corporation 2006 Incentive Compensation Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,144,430	859,878	31,877	1,679,268

5.    To amend the Company's Amended and Restated Certificate of Incorporation

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,825,468	2,157,217	53,500	1,679,268

6.    Ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2023

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,604,086	1,080,528	30,839	—

Item 8.01 Other Events.

Certain directors and officers of the Company adopt from time to time pre-arranged trading plans (each, a “Plan”) designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions. Under Rule 10b5-1, directors, officers and other persons who are not in possession of material non-public information may adopt a plan or contract for pre-arranged sales of Company securities under specified conditions and at specified times. Using these Plans, insiders can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess inside information.

The Plan adopted by Dr. Eugene Scherbakov, CEO and Director, provides for the sale of up to 13,000 shares, including shares acquired upon exercise of stock options, over a period ending February 2024, unless terminated sooner in certain circumstances. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.

The Company does not undertake to report Plans that may be adopted by any directors, officers or affiliates of the Company in the future, or to report any modification or termination of any Plan, except to the extent required by law.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description
Exhibit 3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of IPG Photonics Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION

May 25, 2023	By:	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Senior Vice President, General Counsel & Secretary